Exhibit 99.2

Investor Presentation May 2022

This presentation (this “Presentation”) is being delivered by RW National Holdings, LLC t/b/k/a “Appreciate” (along with its subsidiaries, “Appreciate” or the “Company”) to a limited number of persons who may be interested in making their own evaluation with respect to an investment involving the Company . This Presentation has been prepared solely for informational purposes with the express understanding that it will be used only for the purpose of considering an investment opportunity involving the Company . The information contained herein does not purport to be all - inclusive and none of the Company, PropTech Investment Corporation II (“PTIC”) or their respective affiliates makes any representation or warranty, express or implied, as to the reasonableness, accuracy, completeness or reliability of the information contained in this Presentation or in any additional evaluation material, whether written or oral, made available in connection with any further assessment of the Company. The only representations and warranties that will be made with respect to the information concerning the Company or PTIC will be those explicitly set forth in definitive agreements. This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination between the Company and PTIC (the “Business Combination”) or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any security of the Company, PTIC or any of their respective affiliates. You should not construe the contents of this Presentation as legal, tax, accounting or investment advice or a recommendation. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. The distribution of this Presentation may also be restricted by law and persons into whose possession this Presentation comes should inform themselves about and observe any such restrictions. The recipient acknowledges that it is (a) aware that the United States securities laws prohibit any person who has material, non - public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that the recipient will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b - 5 thereunder. Private & Confidential 2 Disclaimer

Forward - Looking Statements Certain statements in this Presentation may be considered forward - looking statements. Forward - looking statements generally relate to future events or the Company’s or PTIC’s future financial or operating performance, including pro forma and estimated financial information, and other “forward - looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). For example, projections of future EBITDA, Adjusted EBITDA and other metrics are forward - looking statements. In some cases, you can identify forward - looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward - looking statements are subject to risks, uncertainties, contingencies and other factors which could cause actual results to differ materially from those expressed or implied by such forward - looking statements. These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, and/or PTIC and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against the Company, PTIC, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of PTIC, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of the Company as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that the Company or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the Company’s estimates of expenses and profitability; and (12) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward - Looking Statements and Risk Factor Summary” in PTIC’s final prospectus relating to its initial public offering dated December 3, 2020. Nothing in this Presentation should be regarded as a representation by any person that the forward - looking statements set forth herein will be achieved or that any of the contemplated results of such forward - looking statements will be achieved. You should not place undue reliance on forward - looking statements, which speak only as of the date they are made. Neither the Company nor PTIC undertakes any duty, and each of the Company and PTIC expressly disclaims any obligation, to update or alter this Presentation or any projections or forward - looking statements, whether as a result of new information, future events or otherwise. Private & Confidential 3 Disclaimer

Non - GAAP Financial Measures This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, but not limited to, EBITDA, Adjusted EBITDA, net debt and certain ratios and other metrics derived therefrom. These non - GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly - titled measures used by other companies. The Company believes these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Company’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors. These non - GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures. Please refer to footnotes where presented on each page of this Presentation and/or to the appendix found at the end of this Presentation for more details regarding the calculations of such measures and/or for a reconciliation of these measures to what the Company believes are the most directly comparable measures evaluated in accordance with GAAP. This Presentation also includes certain projections of non - GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward - looking non - GAAP financial measures is included. Use of Projections This Presentation contains financial forecasts with respect to the Company’s projected financial results, including, without limitation, revenue, gross margin, EBITDA and Adjusted EBITDA, for the Company’s fiscal years 2022 and 2023. The Company’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Private & Confidential 4 Disclaimer

Industry and Market Data In this Presentation, the Company relies on and refers to certain information and statistics obtained from third - party sources which it believes to be reliable. Neither the Company nor PTIC has independently verified the accuracy or completeness of any such third - party information. Trademarks and Trade Names The Company and PTIC own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with the Company or PTIC, or an endorsement or sponsorship by or of the Company or PTIC. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, Ȝ or ℠ symbols, but such references are not intended to indicate, in any way, that the Company or PTIC will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. Additional Information In connection with the proposed Business Combination, PTIC intends to file with the SEC a registration statement on Form S - 4 containing a preliminary proxy statement and a preliminary prospectus of PTIC, and after the registration statement is declared effective, PTIC will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to its shareholders. This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. PTIC’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about PTIC, the Company and the Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of PTIC as of a record date to be established for voting on the proposed Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: PropTech Investment Corporation II, 3415 N. Pines Way, Suite 204, Wilson, Wyoming 83014. Participants in the Solicitation PTIC and its directors and executive officers may be deemed participants in the solicitation of proxies from PTIC’s shareholders with respect to the proposed Business Combination. A list of the names of those directors and executive officers and a description of their interests in PTIC is contained in PTIC’s final prospectus related to its initial public offering dated December 3, 2020, which was filed with the SEC and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to PropTech Investment Corporation II, 3415 N. Pines Way, Suite 204, Wilson, Wyoming 83014. Additional information regarding the interests of such participants will be contained in the proxy statement/prospectus for the proposed Business Combination when available. The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of PTIC in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement/prospectus for the proposed Business Combination when available. Private & Confidential 5 Disclaimer

This Presentation shall neither be deemed an indication of the state of affairs of the Company nor constitute an indication that the business of the Company has not changed since the dates as of which information is given in this Presentation . Appreciate reserves the right to (i) negotiate with one or more parties at any time, (ii) terminate any potential investor’s further participation in the investigation and proposal process, (iii) request the return of this Presentation and (iv) modify any procedures relating to this process without notice . By accepting this Presentation and in accordance with the confidentiality agreement signed by the recipient, the recipient agrees to keep strictly confidential the information contained herein and/or made available in connection with the recipient’s evaluation of the Company . This Presentation is intended for the recipient hereof only and may not be reproduced, disclosed, forwarded or distributed, in whole or in part, to others at any time without the prior written consent of Appreciate and PTIC . By accepting this Presentation, the recipient agrees to comply with the terms of such confidentiality agreement as it relates to this Presentation and other evaluation material and to promptly return this Presentation and any evaluation materials to Appreciate should the recipient terminate its review of a possible transaction involving the Company or should Appreciate request the return of such materials . Private & Confidential 6 Disclaimer

Today’s Presenters Tom Hennessy Chairman and Co - CEO EXECUTIVE SUMMARY • Investor with proven SPAC track record (PTAC + PRCH) • Managing Partner, Hennessy Capital Group • Former Director, Porch Group Joe Beck Co - CEO and CFO • Investor with proven SPAC track record (PTAC + PRCH) • Former Senior Investment Manager, Abu Dhabi Investment Authority Chris Laurence CEO • Senior executive with track record of growing and scaling businesses • Former CEO, ThreeSixty Group Ltd. • Former COO, Cydcor Kevin Ortner President • SFR industry leader • Author, Rent Estate Revolution • Member, Zillow SFR Advisory Board Private & Confidential 7

300 500 700 2021 11.7 12.0 12.8 13.0 13.3 13.9 14.3 15.0 15.8 15.8 16.0 16.3 16.2 16.4 16.9 17M 13M 9M 5M $0.9 $2.8 $21.5 $53.3 $50 $40 $30 $20 $10 $0 Dec - 21 2% 98% $4T 8 PTIC’s Single - Family Rental (“SFR”) Investment Thesis Private & Confidential Owning a Home is Becoming Less Affordable (1) Demand for SFR Properties is Increasing (2) 100 1980 1989 1997 2005 2013 Institutional Capital to SFR is Accelerating (3) Institutional SFR Investment Opportunity is Large (4) Jun - 20 Dec - 20 Jun - 21 (1) National Bureau of Economic Research and US Census Bureau (2) Invitation Homes May 2021 Investor Presentation (3) Company websites, Press Search, Core Logic. Includes capital commitments & announcements (4) Bureau of Labor Statistics, US Census Bureau, AHS, Press Search Cumulative Investor Commitments to SFR $ in Billions $80B Institutionally - Owned U.S. SFR Today Non - Institutionally Owned U.S. SFR Market Today 10% Growth CAGR Through 2025 EXECUTIVE SUMMARY Median Sales Price Median Income Total U.S. SFR Housing Stock in Millions House Sales Price and Household Median Income Index

9 Investment Highlights Private & Confidential Appreciate is an end - to - end marketplace and property management services platform that seamlessly facilitates investment in the large and highly fragmented SFR market (1) The Iceberg Report, Freddie Mac, John Burns Real Estate Consulting, Company Estimates (2) Based on fiscal year 2021 for retail property management customers. LTV based on 2021A gross margin of $8,246 per customer, assuming average fees, property value and customer life, and one Marketplace transaction during tenure of property; CAC based on 2021A average cost to acquire customers of $608 per customer EXECUTIVE SUMMARY Substantial and fragmented total addressable market (“TAM”) of $145B (1) with powerful demographic and secular tailwinds End - to - end SFR marketplace and management services platform that attracts both institutional and retail investors Highly scalable, front - loaded recurring revenue model with a LTV/CAC of 13.6x (2) Proven financial results with attractive margins and profitable unit economics Demonstrable organic and inorganic growth opportunities across all business segments Experienced management team with deep SFR industry expertise

▪ The Business Combination implies a pro forma combined enterprise value of approximately $416 million (1) ▪ Existing Appreciate shareholders would roll over 100% of their equity as part of the Business Combination (2) (3) ▪ PropTech Investment Corporation II intends to complete a business combination (the “Business Combination”) with Appreciate , a leading end - to - end SFR marketplace and management services platform ▪ The Business Combination is targeted to close in Q3 2022, subject to the satisfaction of customary closing conditions 10 Business Combination Summary Business Combination Structure Valuation Capital Structure ▪ The Business Combination would be funded by a combination of PTIC cash held in a trust account and common stock to be received by Appreciate shareholders ▪ The Business Combination is expected to result in zero debt and approximately $159 million net cash on the balance sheet to fuel growth (1) ▪ Appreciate will be supported by a $100 million committed equity facility with an affiliate of Cantor Fitzgerald (4) (1) See slide 41 (2) See slide 41 for key assumptions and additional details. Assumes no redemptions by PTIC’s existing public shareholders. (3) Existing Appreciate shareholders will have the option to receive three tranches of secondary consideration once three separate net cash hurdles are achieved (in respect to all hurdles, after fees & expenses): (i) first, up to $12.0M of secondary consideration from excess net cash proceeds above approximately $61.6M; (ii) second, up to $11.3M of secondary consideration from excess net cash proceeds above approximately $73.6M; and (iii) third, up to $1.6M of secondary consideration from excess net cash proceeds above $193.4M. These tranches will be fully available only in the event of no redemptions by PTIC’s existing public shareholders. (4) PropTech Investment Corporation II obtained a $100 million committed equity facility with an affiliate of Cantor Fitzgerald, subject to certain conditions precedent. EXECUTIVE SUMMARY Private & Confidential

Company Overview

12 The SFR Opportunity Private & Confidential (1) Bureau of Labor Statistics, US Census Bureau, AHS, Press Search, Real Property Management website, Federal Reserve Bank of Boston (2) IBISWorld (3) Figure represents residential property management companies (4) Federal Reserve Bank of Boston SFR housing has experienced tremendous growth over the past decade, but the industry still lacks a technology - first platform to support efficient investment and management COMPANY OVERVIEW Fragmented Stock of 15M+ SFR Properties (1) Lack of standardized home data and analytics Difficult to acquire homes at institutional scale Complicated and Costly Transaction Process Local nature of homeownership 309K U.S. brokerages, slow transaction timelines, analog documentation, and high friction costs (2) Inefficient Services and Technology 300K+ property management companies (3) 80% of rent still paid via check, cash, or money orders (4)

TAM in 2021 13 Vast $145 Billion Total Addressable Market COMPANY OVERVIEW Private & Confidential No Marketplace or Manager has >1% market share (5) $37B Total Serviceable SFR Market in 2021 Marketplace ~$95B Management ~$50B TAM in 2021 $17B SFR Property Management Fees (4) $20B SFR Brokerage Fees (3) (1) (1) The Iceberg Report, Freddie Mac, John Burns Real Estate Consulting, Company Estimates (2) IBISWorld (3) National Association of Realtors, CoreLogic (4) IBISWorld, U.S. Census Bureau, John Burns Real Estate Consulting (5) The Iceberg Report, Freddie Mac, John Burns Real Estate Consulting, Company Estimates (2)

Appreciate Is The End - To - End SFR Platform COMPANY OVERVIEW Buy Sell Manage Lease Marketplace Management Proprietary online marketplace and full - service brokerage teams in 41 markets Data - driven platform allows interested buyers and sellers to market, view listings, and transact efficiently Renovation management services optimize the value of the asset and best - in - class resident placement accelerates cash flow Full - service property management platform addressing the needs of retail and institutional investors Private & Confidential 14

Company History COMPANY OVERVIEW 2007 Company founded in Minnesota First franchise sold 2011 2015 27 th and last franchise sold Northern Pacific Group investment 2015 2016 Repurchase of 13 franchises iHeart Media investment 2016 2016 First institutional client OwnAmerica acquisition (Marketplace) 2019 2021 Programmatic Acquisitions launched Rebranding of Renters Warehouse to Appreciate 2022 Private & Confidential 15

COMPANY OVERVIEW

The Team



- COO, Cydcor
- CEO, ThreeSixty Group Ltd.
- CFO, 99 Cents Stores

Chris Laurence
CEO



- Author, *Rent Estate Revolution*
- Member, Zillow Single-Family Rental Advisory Board

Kevin Ortner
President



- Treasurer, Silver Bay Realty Corp.
- Leading Planning & Reporting Analyst, Orbital ATK (NYSE:OA)

Nolan Jacobson
CFO



- CTO, FirstKey Homes, LLC
- CTO, Silver Bay Realty Corp.

Todd Jable
CTO



- Senior Director of HR, FirstService Residential Minnesota
- VP of HR, Milwaukee Brewers

Sally Beran
VP, Human Resources



- Legal & Compliance Manager, Silver Bay Realty Corp.
- Senior Paralegal & Risk Manager, Sherman Associates

Jessica Kopischke
VP, Compliance

Private & Confidential 16

17 By The Numbers About Us Customers Key Financial Metrics (1) 2007 Founded 250 Team Members (3) Minneapolis Headquarters 40+ Geographic Markets Revenue from Largest Customer $45M 2022E Revenue $113M 2023E Revenue $24M 2022E Gross Profit $64M 2023E Gross Profit $4B+ GMV (5) >200% ’21A - ’23E Marketplace Revenue CAGR 13.6x 2021 LTV/CAC (6) 65% Front Loaded Revenue (8) COMPANY OVERVIEW Private & Confidential ~68 YTD Average Net Promoter Score (2) ~15,000 Properties Under Management (4) ~12,000 Investors Served ~95% Institutional Buyers Converted to Management (7) 11% Based on YTD data per Birdeye Includes local market real estate agents 100% dedicated to Appreciate #2 SFR Marketplace (9) (1) Refer to slide 43: Financial Model Assumptions (2) (3) (4) (5) As of April 2022, including franchise markets Represents estimated aggregate value of properties under management; Company Information (6) Based on fiscal year 2021 for retail property management customers. LTV based on 2021A gross margin of $8,246 per customer, assuming average fees, property value and customer life, and one Marketplace transaction during tenure of property; CAC based on 2021A average cost to acquire customers of $608 per customer (7) Represents 2021A percentage of Institutional buy - side transactions that led to a new managed property (8) “Front - loaded” revenue represents Marketplace and Placement revenue (9) #2 of two SFR Marketplaces. Based on estimated annual property transaction value, per PR Newswire and industry sources

18 Compelling Revenue Model Private & Confidential COMPANY OVERVIEW Transaction Fees Recurring Management Fees Lease Month 3 Manage Month 4 + Sell Management ~50% 2023E Revenue (1) Re - occurring Placement Fees Marketplace ~50% 2023E Revenue (1) Transaction Fees Buy Renovate Month 1 Month 2 (1) Refer to slide 43: Financial Model Assumptions and slide 44: Summary P&L for more information

Diversified Institutional and Retail Customer Base Select Institutional Customers COMPANY OVERVIEW Illustrative Retail Customer Profiles Meghan the “Experienced Entrepreneur” Typically owns 10 - 25 Properties Private & Confidential 19 Nyla’s Goals x Achieve highest long - value out of her home x Monetize an inherited home x Monetize a house she can no longer afford x Get the first rental property under her belt so she can save money and buy more Nyla the “New Entrant” Typically owns 1 Property Meghan’s Goals x Free up more time to work on the business x Streamline & simplify her property management function x Receive better service and better value x Grow her SFR portfolio

COMPANY OVERVIEW

Appreciate Delivers Value To Investors

Marketplace	Management
+17% Higher Year One Rent Using Resident-in-Place Transactions(1)	**68** YTD Average Net Promoter Score Indicating Excellent Customer Satisfaction(4)
103% Overachievement vs. Underwritten Rent Leveraging Proprietary Rent Data(2)	**>65,000** Scheduled Showings in 2021 Using Proprietary Listing Syndication
>100 In-Market Brokers Applying Local Market Expertise	**18 month** Long Average Initial Lease Term Reduces Resident Turnover
95% Institutional Marketplace Conversion From End-to-End Platform Accountability(3)	**$145M** of e-Payments Processed in 2021 with Simplified Portal and App-Based Payments

(1) Based on average two month listing to move-in date interval
(2) Company Information
(3) Represents 2021A percentage of Institutional buy-side transactions that led to a new managed property
(4) Based on YTD data per Birdeye

Private & Confidential 20

Technology Overview

End - to - End Technology For All Stakeholders TECHNOLOGY OVERVIEW Residents Vendors Rent Payments Repair & Maintenance Visibility Job Assignment Real - time Communications & Approvals Invoicing and Payment Diligence & Transaction Management Property Insights Approval & Payment Workflows Customizable Reporting Investors Document Management Marketplace Management Asset Sourcing & Selection Showing & Applications Private & Confidential 22

Purpose - Built Technology For Investors Off - Market Listings Proprietary Targeting Professional Underwriting Marketplace/ Management Integration Approval Workflows Customizable Reporting Appreciate’s Owner Portal and Mobile Apps provide 24/7 access to actionable information Our Investor Platform seeks to accelerate transactions and simplify ownership TECHNOLOGY OVERVIEW Private & Confidential 23

Purpose - Built Technology For Residents Applications & Showings Repair & Maintenance Requests Appointment Tracking Live Chat Functionality Monthly Statements Rent Payments Appreciate’s Resident Portal and Mobile Apps give self - service access to all aspects of the resident experience Our Resident Platform provides easy access to services while facilitating automation TECHNOLOGY OVERVIEW Private & Confidential 24

Purpose - Built Technology For Vendors Job Assignment Real - time Communications & Approvals Appointment Tracking Maintenance Request Management Vendor File Capture Invoicing and Payments Appreciate’s new Vendor Portal facilitates assignment, execution and tracking of Repair and Maintenance efforts Our Vendor Platform drives accountability and efficiency in Repair and Maintenance operations TECHNOLOGY OVERVIEW Private & Confidential 25

Growth Strategy

GROWTH STRATEGY

Multiple Levers to Drive Growth

Appreciate

($ in Millions)


$45
~$200
~$245
~$100
~$50
~$400
1
2
3
2022E Revenue
Core Growth
Mid-Term Revenue Potential
M&A
New Products & Services
Longer-Term Upside Potential

1

Core Growth

- Marketing-driven Retail expansion
- Organic Institutional expansion
- Greenfield expansion in 40+ markets

2

M&A

- Roll-up of franchises
- Acquisition of smaller local property managers

3

New Products & Services

- Payments
- Insurance and mortgage referrals
- Landlord and resident services

Source: Company Information and slide 43: Financial Model Assumptions

Private & Confidential 27

28 Core Growth – Marketing Investment GROWTH STRATEGY (1) Based on 2023 forecasted figures provided by Appreciate management. Does not include Marketplace - to - Management referrals. Private & Confidential 1 167 Management Additional Recurring Revenue Underpinned by Company Historical Precedent Generates 167 Marketplace Transactions (1) 444 New Properties Managed (1) 444 Every $1.0M of marketing investment Marketplace Equating To $3.1M Annual Revenue (1) - 1,000 2,000 3,000 $0 $2,000 $4,000 $6,000 95% R 2 for Marketing Investment to Properties Added (’16 to ’21) (No. of Properties Added) 4,000 ($ Marketing Investment in ‘000)

Core Growth – Geographic Expansion GROWTH STRATEGY Private & Confidential 29 Current Markets Target Markets 1 Leverage: Marketplace and Management Flywheel to Accelerate Growth Market Expansion Strategy Partner: With an Anchor Investor in New Geographic Market 12+ Targeted Metros Scale: Shorten Time to Breakeven and Accelerate Timeline to Deployment in New Markets Expand: Portfolio Across Metro Area

GROWTH STRATEGY

2 M&A – Straightforward Strategy with Built-In Upside

Appreciate

Acquiring franchise or small, local operators who can only provide retail property management services gives Appreciate built-in revenue upside

Illustrative Acquisition Upside

+75% Revenue Uplift

From Acquired Property Managers by adding Institutional and Marketplace Services ("Full-Service Revenue")


~$5.3M
~$3.0M
+ ~$2.3M
(+75%)
~$2.3M
~$3.0M
Retail Management-only Revenue
Full-Service Revenue
Acquired Property Manager Revenue(1)
Appreciate's End-to-End Platform Revenue(2)

(1) Represents 2022E Company retail management revenue per property of ~$3,000, assuming 1,000 properties under management
(2) Represents 2022E total revenue (excluding franchise) per average Company-managed property

Private & Confidential 30

31 New Products and Services GROWTH STRATEGY Private & Confidential (1) The Iceberg Report (2) Asset management refers to portfolio - level decision - making and activities above the individual property level, including rebalancing, strategic capital expenditures, budgeting, and lender reporting DIY Offering Asset Management 70% of total current SFR market managed by DIY investors (1) SFR entrants lack asset management capabilities (2) Referral & Data Monetization Leverage data and demand from Appreciate platform into new ancillary verticals Less cost & higher automation than standard package For a market fee (~ 1 % of SFR portfolio value), provide full - service asset management Services for investors (mortgage referrals, home warranties, insurance) and residents (deposit alternatives, TV/cable, maintenance) Drives more efficient customer acquisition with potential to up - sell DIY customers to full - service package Increases retention of existing customers and provides additional monetization opportunity with no incremental marketing Provides additional monetization opportunity with no incremental marketing 3 Opportunity Appreciate Value Proposition Benefit to Appreciate

Financial Overview

~$7,800 ~$18,000 $1,400 $2,200 33 Acquire Renovate Lease Manage $5,900 (1) Includes marketplace revenue shown above, monthly management fees and 1.6 resident placements during duration of customer relationship. Figure would be higher with Marketplace sale at exit. Expected life of retail customer is 40 months. Month 1 Month 2 Month 3 Month 4 & Onwards FINANCIAL OVERVIEW Private & Confidential Illustrative Revenue per Customer Timeline Revenue potential exceeds $18,000 over expected life of customer (1) Marketplace Management Potential Revenue Multiple Revenue Streams Expand Revenue per Customer

$608 $8,246 Attractive Unit Economics Support Investing in Growth Customer Acquisition Cost (CAC) Lifetime Value (LTV) (1) Based on fiscal year 2021 for retail property management customers. LTV based on 2021A gross margin of $8,246 per customer, assuming average fees, property value and customer life, and one Marketplace transaction during tenure of property; CAC based on 2021A average cost to acquire customers of $608 per customer (2) For 2022E period 40 Months Average Retail Customer Life ~1/3 of 2023 New Properties from Cross - Selling with no additional marketing FINANCIAL OVERVIEW Private & Confidential 34 13.6x (1) 65% Front - Loaded (2) Revenue Typically Realized in First 3 Months

35 Financial Results and Projections Revenue Marketplace Transactions Gross Profit EBITDA (1) EBITDA EBITDA Margin Gross Profit Gross Margin Marketplace Management FINANCIAL OVERVIEW Private & Confidential ($ in Millions) ($ in Millions) ($ in Millions) 568 813 2,308 6,679 2020A 2021A 2022E 2023E $0 $23 3% $1 1% 9% $4 20% 2020A 2021A 2022E 2023E $14 $13 $64 50% 46% 53% $24 57% 2020A 2021A 2022E 2023E $19 $56 $25 $22 $26 $57 $28 $28 $45 $113 2020A 2021A 2022E 2023E Note: See slide 43: Financial Model Assumptions (1) 2020A and 2021A represent Adjusted EBITDA figures; see slide 46: EBITDA Reconciliation

$234 $782 $2,226 $6 $19 $56 2021A 2023E Retail 2022E Institutional Revenue 36 Robust Marketplace and Management Momentum Private & Confidential Marketplace: Gross Transaction Value ($ in Millions) FINANCIAL OVERVIEW Management: Properties Under Management ($ in Millions; Properties in Thousands) Note: Company Information; see slide 43: Financial Model Assumptions 6 7 12 1 6 7 10 3 18 $22 $26 $57 2021A 2023E Retail 2022E Institutional Revenue

Business Combination Overview

38 Positioning BUSINESS COMBINATION OVERVIEW Real Estate Rental Marketplaces ▪ Residential rental platforms ▪ Network effects / flywheel scaling ▪ Fee - based transaction revenue models Online Investment Marketplaces ▪ Marketplace software platforms ▪ Exposure to institutional and retail investors ▪ Fee - based transaction revenue models Tech - Enabled Property Management ▪ Recurring / re - occurring management revenue ▪ Future of property management ▪ No asset ownership Private & Confidential

61% 32% 18% 12% 11% 11% 8% (3%) 17% 0% (1%) (5%) 152% 139% 30% 39 Operational Benchmarking 2022E Revenue Growth 2022E Gross Margin Real Estate Rental Marketplaces Online Investment Marketplaces Tech - Enabled Property Management Median: 11% Median: 0% Median: 139% 2022E EBITDA Margin Private & Confidential data as of 4/4/2022. Note: Hemnet, Robinhood, Interactive Brokers – No 2022E gross margin projections, figures represent LTM gross margins Source: FactSet Market Data, Benchmark Company Filings and Presentations, Appreciate Financial Model. Market Note: REA Group gross margin %s based on June 30 2022E, 2023E, and 2024E estimates Note: Zillow adjusted to remove iBuying business line Note: See slide 43: Financial Model Assumptions Overall Median: 12% 53% 57% 80% 98% 92% 81% 98% 83% 61% 41% 73% 90% 65% 2% 20% 52% 9% 20% 27% 49% 41% 27% 54% 76% 60% 9% (16%) 71% 23% (16%) (47%) (1%) Median: 83% Median: 69% Median: 20% Median: 49% Median: 16% Median: (16)% Overall Median: 77% Overall Median: 27% 2022E 2023E 150% BUSINESS COMBINATION OVERVIEW

Valuation Benchmarking Private & Confidential 40 EV / 2023E Gross Profit EV / 2023E Revenue Source: FactSet Market Data, Benchmark Company Filings and Presentations. Market data as of 4/04/2022 Note: eToro LTM financials sourced to investor presentation filed 03/07/2022, projected financials sourced to investor presentation filed 09/13/2021; net trading income used as revenue Note: Pulling implied market capitalization for Interactive Brokers and Robinhood; valuations based on market cap Note: No 2023E gross profit projections for Rightmove, Robinhood, Interactive Brokers. Multiples based on 2021A gross margin % applied to 2023E revenue projections; see slide 43: Financial Model Assumptions Real Estate Rental Marketplaces Online Investment Marketplaces Tech - Enabled Property Management Median: 15.1x Median: 8.0x Median: 6.3x Overall Median: 9.8x 6.5x 15.1x 15.3x 6.6x 11.8x 8.3x 18.6x 20.4x 12.4x 6.3x 9.3x 6.6x 10.3x 3.0x 6.3x 3.7x 12.4x 15.0x 6.3x 9.6x 8.1x 15.4x 12.6x 5.6x 4.6x 8.3x 5.2x 1.8x 0.9x 3.3x Median: 12.4x Median: 5.4x Median: 1.8x Overall Median: 7.2x BUSINESS COMBINATION OVERVIEW

BUSINESS COMBINATION OVERVIEW

Business Combination Summary

($ in Millions) Sources		
Appreciate Shares (Rollover Equity) (1)	$287.1	*56%*
Estimated PTIC Cash in Trust (2)	230.0	*44%*
Total Sources	**$517.1**	***100%***

Uses(2)		
Equity Consideration to Appreciate	$287.1	*56%*
Cash to Balance Sheet (Primary Growth Capital)	158.5	*31%*
Estimated Business Combination Fees & Expenses (4)	35.0	*7%*
Repayment of Existing Balance Sheet Net Debt (3) (10)	11.6	*2%*
Repayment of Appreciate Lender-held Common Stock(12)	12.0	*2%*
Repayment of Appreciate Preferred Stock A & A-1(12)	12.9	*2%*
Total Uses	**$517.1**	***100%***

Post-closing, Appreciate will be supported by a $100 million committed equity facility with an affiliate of Cantor Fitzgerald(11)

Pro Forma Valuation(2)	
Share Price ($ per share)	$10.00
Shares Outstanding (million) (5)	57.46
Equity Value	$574.6
Less: Business Combination Cash to Balance Sheet	(158.5)
Plus: Rollover of Existing Net Debt (3)	0
Pro Forma Enterprise Value	**$416.1**

Pro Forma Ownership Structure (1,2,6-9)


10.0%
50.0%
40.0%
Appreciate Shareholders
PTIC Public Shareholders
PTIC Sponsor

(1) Does not include the value of 6.0 million restricted earnout shares potentially issued to Appreciate at close of Business Combination
(2) Assumes no redemption by PTIC's existing public shareholders
(3) PTIC assumes ~$0 million of corporate debt and ~$0 million unrestricted cash on balance sheet at close
(4) Includes banker and NPG fees, PTIC expenses and Appreciate expenses
(5) Ownership and share count excludes 7.67 million of outstanding PTIC warrants (strike price of $11.50 or ~15% out-of-the-money)
(6) Pro Forma Existing Shareholders share count calculated based on rollover equity of $312 million (minus repayment of existing lender shares of $12.0 million and preferred stock of $12.9 million) and a price per share of $10.00
(7) PTIC Investors and Sponsor share count is fixed based on the existing share count of PTIC and Sponsor
(8) Excludes CEF Facility and CEF Facility equity fee
(9) Excludes new management equity plan
(10) Net debt represents total debt less cash and cash equivalents
(11) PropTech Investment Corporation II has obtained a $100 million committed equity facility with an affiliate of Cantor Fitzgerald, subject to certain conditions precedent
(12) Per footnote 3 on slide 10, in respect of the three tranches of secondary consideration payable once three separate net cash hurdles are achieved.

Private & Confidential 41

Appendix

43 Financial Model Assumptions APPENDIX Financial Projections • Included in this Presentation are the Company’s estimates of its financial performance for fiscal years 2022 through 2023 (the “Financial Projections”), based on information known as of the date of this Presentation. The Financial Projections were prepared by the Company’s management as a part of its long - term planning process, and to provide current and potential investors with the Company’s expectations of projected financial performance for their use in evaluating an investment in the Company as described in this Presentation. • The underlying assumptions on which the Financial Projections are based require significant judgment. As a result, there can be no assurance that the Financial Projections will be an accurate prediction of future results. Key estimates and assumptions underlying the Financial Projections include: • Revenue growth – A number of factors influence the Company’s revenue projections, including, but not limited to, transactions and transaction value (for the Company’s Marketplace business) and properties under management (for the Company’s Management business). For Retail customers, the amount and effectiveness of the Company’s marketing spend also exerts a significant influence on the amount of projected revenue. The Company’s estimates are based on historical metrics, adjusted for variables including (i) real estate market conditions, (ii) business momentum, and (iii) marketing spend. The Company's 2022 and 2023 forecasts reflect the Company’s expectations about (i) organic sales growth, (ii) new customer wins, (iii) improvements in customer retention, and (iv) the volume and value of properties transacted. • Margin improvement – The composition of the Company’s revenue impacts its gross margins. The Company expects its gross margins to improve in part due to higher growth rates in its Marketplace business. The impact of sales commission adjustments made in the Marketplace business in the first half of 2022 are also expected to result in higher gross margins in 2022 and 2023. The Company expects operating efficiencies to result in lower operating expenses as a percentage of revenue, and projects that its EBITDA margins will increase as a result of this improvement. • Impact of New Capital – The Company’s projections assume the availability of additional capital for investment in customer acquisition by the fourth quarter of 2022. Any delay or unavailability of such capital would directly impact the Company’s ability to grow its business. • The Company believes that its operating history provides a reasonable basis for the estimates and assumptions underlying the Financial Projections. Changes in these estimates or assumptions, including assumptions regarding business development, marketing effectiveness, and operational efficiency could materially affect the Financial Projections. • As of the date of this Presentation, the Financial Projections contained herein continue to represent management’s expectations regarding the Company’s future financial performance.

APPENDIX

Summary P&L

$ in 000s	2020A	2021A	2022E	2023E
Revenue				
Marketplace				
Retail	$2,133	$3,438	$6,292	$23,721
Institutional	898	2,700	12,719	31,896
Total Marketplace	$3,031	$6,138	$19,010	$55,618
Management				
Management Fee Revenue - Retail	8,661	7,426	6,613	11,313
Placement Revenue - Retail	5,573	5,017	7,757	21,506
Other Revenue - Retail	3,960	3,702	3,892	8,471
Retail	$18,193	$16,145	$18,262	$41,289
Management Fee Revenue - Institutional	$2,569	$2,224	$2,644	$5,965
Placement Revenue - Institutional	$1,653	$1,296	$2,848	$5,003
Other Revenue - Institutional	$1,175	$793	$1,125	$3,703
Institutional	$5,396	$4,313	$6,617	$14,672
Franchise	$1,668	$1,514	$1,412	$1,513
Total Management	$25,258	$21,973	$26,292	$57,473
Total Revenue	**$28,289**	**$28,111**	**$45,302**	**$113,091**
Gross Profit & EBITDA				
Marketplace	$1,519	$3,197	$13,037	$36,465
GP %	*50.1%*	*52.1%*	*68.6%*	*65.6%*
Management	$12,567	$9,839	$11,044	$27,672
GP %	*49.8%*	*44.8%*	*42.0%*	*48.1%*
Total Gross Profit	**$14,086**	**$13,035**	**$24,081**	**$64,137**
GP %	*49.8%*	*46.4%*	*53.2%*	*56.7%*
Operating Expenses	13,159	12,836	19,861	41,509
% of Revenue	*46.5%*	*45.7%*	*43.8%*	*36.7%*
EBITDA (1)	**$927**	**$199**	**$4,220**	**$22,627**
EBITDA %	*3.3%*	*0.7%*	*9.3%*	*20.0%*

Note: See slide 43: Financial Model Assumptions
(1) 2020A and 2021A represent Adjusted EBITDA figures; see slide 46: EBITDA Reconciliation

44

2021A – 2022E Revenue Bridge APPENDIX Private & Confidential 45 2021A Revenue Source: Management Projections (1) Revenue from Property Management of $4.6M Marketplace (Institutional) Marketplace (Retail) Q4 Marketing (1) 2022E Revenue ($ in Millions) $28 $10 $3 $5 $45

EBITDA Reconciliation APPENDIX Private & Confidential 46 Source: Company Information (1) Other, Net includes for 2020A: bad debt expense, unit expense and gain on sale of assets; for 2021A: bad debt expense, holdover rent, 401(k) termination and transfer fees and placement fee $ in 000s Year Ended December 31, 2021 2020 Net Income (loss) ($4,087) ($6,504) Other Income (4,115) (338) Depreciation and Amortization 4,808 4,734 Interest Expense 1,557 1,748 Taxes 46 21 EBITDA (1,792) (339) Management and Board of Director Fees 506 499 Restructuring Costs 182 5 Lease Abandonment Reserve Adjustment 0 255 Legal Settlement 264 150 Capital and M&A Related Expenses 432 20 Deferred Commission Expense 101 291 Non - Cash Accrued Compensation 359 0 Other, Net (1) 146 45 Adjusted EBITDA $199 $927

Summary of Risk Factors Our business is subject to a number of risks and uncertainties including those described at length below. These risks include, among others, the following, which we consider our most material risks: Risks Related to the COVID - 19 Pandemic • The extent of the future impact of the ongoing COVID - 19 pandemic on our business and financial results will depend largely on future developments, which are highly uncertain and difficult to predict. Risks Related to Our Business and Operations • We recorded net losses in the past and we may experience net losses in the future. • We have incurred net losses. We may not be able to achieve or sustain profitability. • We are employing a business model with a limited track record, which may make our business difficult to evaluate. • We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows. • We may not be able to effectively manage our growth, and any failure to do so may have an adverse effect on our business and operating results. • If we fail to continuously innovate, improve and expand our brokerage and management platform to create value for our customers, our business, financial condition and results of operations could be negatively impacted. • Our efforts to expand our management, marketplace and adjacent services businesses and offer additional adjacent services may not be successful. • Our future business and financial success will depend on our ability to continue to anticipate the needs of owners of single family residential real estate and to successfully develop and introduce new and upgraded services, including services that make our management and marketplaces useful for users. • We may be unable to increase awareness of our brands, including Renters Warehouse and Appreciate, which could adversely affect our business. • If internet search engines do not prominently feature our websites on the search engine results page, traffic to our websites would decrease and, if we are unable to maintain or increase traffic to our marketplaces, our business and operating results could be adversely affected. • Inflation could adversely affect our business and financial results. • We operate in highly competitive markets and we may be unable to compete successfully against our existing and future competitors. • Because a material portion of our business is concentrated in certain geographic areas, any adverse economic, real estate or business conditions in these geographic areas could have a material adverse effect on our operating results. • Our quarterly results and other operating metrics may fluctuate from quarter to quarter, which makes these metrics difficult to predict. • If we pursue acquisitions that are not successfully completed or integrated into our existing operations, our business, financial condition or results of operations may be adversely affected. • Our dependence upon third parties for key services to support critical functions of our business, primarily Salesforce, and any disruption of or interference with our use of these third - party services may have an adverse effect on our operating results or reputation if the third parties fail to perform. • We rely on information supplied by prospective residents in managing our business. • We are still building our operational expertise and systems. If we are unable to complete that successfully, our ability to operate profitably could be adversely affected. • Substantial portions of our anticipated revenue growth and retention relies on attracting large institutional buyers of single family rental properties. The failure to attract these portfolio buyers, or the loss of existing institutional clients, could significant impact our current and anticipated revenue. Private & Confidential 47 Risk Factors

Risks Related to Our Business and Operations (Cont’d) • We are dependent on a single asset class, which exposes us to downturns in the single family residential real estate sector. • Our leasing and property management software is built on the Salesforce platform. Our continued ability to leverage these investments requires the continued viability of, support for and improvements to that platform. • Our management team will be required to evaluate the effectiveness of our internal control over financial reporting. If we are unable to maintain effective internal control over financial reporting, investors may lose confidence in the accuracy of our financial reports. • We rely on assumptions, estimates, and business data to calculate our key performance indicators and other business metrics, and real or perceived inaccuracies in these metrics may harm our reputation and negatively affect our business. • Our estimates of market opportunity may prove to be inaccurate. • Changes in accounting standards, subjective assumptions and estimates used by management related to complex accounting matters could have an adverse effect on our business, financial condition and results of operations. • The failure to successfully implement and maintain accounting systems could materially adversely impact our business, results of operations, and financial condition. • Our platform is highly complex and our software may contain undetected errors. • Our management team has limited experience in operating a public company. • Our company culture has contributed to our success, and if we cannot maintain this culture as we grow, our business could be harmed. • Some of our potential losses may not be covered by insurance. We may not be able to obtain or maintain adequate insurance coverage. • Third parties with whom we do business may be unable to honor their obligations to us or their actions may put us at risk. • Catastrophic events may disrupt our business. • We are subject to multiple risks related to the credit card and debit card payments we accept. • We are subject to payment - related fraud and an increase in or failure to deal effectively with fraud, fraudulent activities, fictitious transactions, or illegal transactions would materially adversely affect our business, results of operations, and financial condition. • We are subject to payment network rules and any material modification of our payment card acceptance privileges could have a material adverse effect on our business, results of operations, and financial condition. Risks Related to Our Business and Industry • Our success depends on general economic conditions, the health of the U.S. real estate industry generally, and risks generally incident to the ownership and leasing of single family residential real estate, and our business may be negatively impacted by economic and industry downturns, including seasonal and cyclical trends, and volatility in the single family residential real estate lease market. • Our investments are and will continue to be concentrated in our existing and target markets and in the single family rental sector of the real estate industry, which exposes us to seasonal fluctuations in rental demand and downturns in our markets or in the single family properties sector. • Competition in identifying and acquiring customers and the right to lease single family real estate portfolios could adversely affect our ability to implement our business and growth strategies, which could materially and adversely affect us. • A change in mortgage underwriting standards could reduce the ability of homebuyers to access the credit markets on reasonable terms, or at all, which could reduce utilization of our brokerage platform. • Leasing fraud could adversely affect our business, financial condition, and results of operations. Private & Confidential 48 Risk Factors

Risks Related to Our Business and Industry (Cont’d) • Our customers depend on residents and their willingness to meet their lease obligations and renew their leases, which generates a substantial amount of our revenue. Poor tenant selection, defaults, and non - renewals by residents may adversely affect our reputation and financial performance. • Our ability to attract single family residential residents requires significant marketing expense. Increased costs of online advertising or traditional broadcast avenues would significantly increase our costs of customer acquisition. • Our business may be significantly impacted by changing of interest rates and home prices. In particular, rising interest rates and falling home prices may reduce the number and size of real estate transactions (affecting our brokerage commissions) and declining interest rates and rising home prices may cause our customers to sell their properties. • Tenant and customer feedback in online sources (e.g., Yelp, Google, etc.) in this industry is often negative and, as we continue to grow our presence in the market, could adversely impact customer an tenant acquisition as well as our stock price. • Local news reporting involving landlord/tenant issues may impact our ability to grow and maintain customers and residents in certain markets as well as generate regulatory scrutiny. • Our marketplace faces significant competition with larger established players. Risks Related to Our Personnel • The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business. Risks Related to Regulatory Compliance and Legal Matters • Changes in tax laws, regulations or fiscal and tax policies or the manner of their interpretation or enforcement could adversely impact our financial performance. • Our legacy franchise business subjects us to additional state regulatory regimes and potential claims from our franchisees. • Our ability to introduce new products to our customer base may be impacted by state regulation of insurance and real estate brokers. • Our actual or perceived failure to comply with privacy laws and standards could adversely affect our business, financial condition and results of operations. • We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and violation of these privacy obligations could result in a claim for damages, regulatory action, loss of business, or unfavorable publicity. • Laws, regulations, and rules that affect the short - term rental and the long - term rental business may expose us to significant penalties, which could have a material adverse effect on our business, results of operations, and financial condition. • Compliance with governmental laws, regulations, and covenants that are applicable to our properties or that may be passed in the future, including affordability covenants, permit, license, and zoning requirements, may adversely affect our ability to manage customer properties and could adversely affect our growth strategy. • Tenant relief laws, including laws regulating evictions, rent control laws, and other regulations that limit our customer’s ability to increase rental rates may negatively impact our property management income and profitability. • We may become a target of legal demands, litigation (including class actions), and negative publicity by tenant and consumer rights organizations, which could directly limit and constrain our operations and may result in significant litigation expenses and reputational harm. • Our business is subject to laws and regulations regarding privacy, data protection, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, or otherwise harm our business. • Changes in laws affecting retention and escrow of tenant deposits may adversely affect our business and increase our expenses. • We are periodically subject to claims, lawsuits, government investigations and other proceedings that may adversely affect our business, financial condition and results of operations. Risk Factors Private & Confidential 49

Risks Related to Regulatory Compliance and Legal Matters (Cont’d) • We are subject to a variety of federal and state laws, many of which are unsettled and still developing, and certain of our businesses are highly regulated. Any failure to comply with such regulations or any changes in such regulations could adversely affect our business. Risks Related to Our Technology, Privacy and Intellectual Property • Technical problems or disruptions that affect either our customers’ ability to access our services, or the software, internal applications, database and network systems underlying our services, could damage our reputation and lead to reduced demand for our services, information, analytics and online marketplace services, which would lower revenues and increase costs. • We are highly dependent on information systems, and systems failures could significantly disrupt our business, which may, in turn, negatively affect us and the value of our common stock. • Security breaches and other disruptions could compromise our information systems and expose us to liability, which would cause our business and reputation to suffer. • Cybersecurity incidents could disrupt business operations and result in the loss of critical and confidential information or litigation or claims arising from such incidents, any of which may adversely impact our reputation and business, financial condition and results of operations. • Our fraud detection processes and information security systems may not successfully detect all fraudulent activity by third parties aimed at our employees, customers or residents, which could adversely affect our reputation and business results. • Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand. • Our platform, its features and technology offerings may infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from providing our products and services. Risks Related to Environmental, Social, and Governance Issues • Climate change, related legislative and regulatory responses to climate change, and the transition to a lower - carbon economy may adversely affect our business. • We are subject to risks from natural disasters such as earthquakes and severe weather (the frequency and severity of which may be impacted by climate change), which may include more frequent or severe storms, extreme temperatures and ambient temperature increases, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition. • Environmentally hazardous conditions could potentially adversely affect us. • We are subject to increasing scrutiny from investors and others regarding our environmental, social, governance, or sustainability, responsibilities, which could result in additional costs or risks and adversely impact our reputation, associate retention, and ability to raise capital from such investors. Private & Confidential 50 Risk Factors

Risks Related to Our Indebtedness • Our indebtedness could materially adversely affect our business, results of operations, and financial condition, and impair our ability to satisfy our obligations under our indebtedness. • In the event that cash available after the contemplated transaction is not sufficient to pay off all of our indebtedness, we may not have the funds necessary to pay off approximately $11.6 million in indebtedness and this may impair adversely affect our capital structure and our ability to raise additional capital or incur additional indebtedness. Risks Related to PTIC’s Securities • If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of PTIC’s securities may decline after the closing of the Business Combination. • An active trading market for PTIC’s shares of Class A common stock may not be available on a consistent basis to provide stockholders with adequate liquidity. The stock price may be extremely volatile, and stockholders could lose a significant part of their investment. • PTIC’s shares of Class A common stock may fail to meet the continued listing standards of the Nasdaq Capital Market (“NASDAQ”), and additional shares of common stock may not be approved for listing on NASDAQ. • Because the Company has no current plans to pay cash dividends for the foreseeable future, you may not receive any return on investment unless you sell your shares of common stock for a price greater than that which you paid for them. • If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding the Company’s securities adversely, the price and trading volume of the Company’s securities could decline. Risks Related to PTIC and the Business Combination • The combined company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations. • The Post Combination Company’s management team will have limited experience managing a public company. • HC PropTech Partners II LLC (the “Sponsor”) and each of PTIC’s officers and directors agreed to vote in favor of the Business Combination, regardless of how PTIC’s other stockholders vote. • Since the Sponsor and PTIC’s directors and executive officers have interests that are different, or in addition to (and which may conflict with) the interests of PTIC’s other stockholders, a conflict of interest may exist in determining whether the Business Combination with the Company is appropriate as PTIC’s initial business combination. Such interests include that the Sponsor and PTIC’s directors and executive officers may lose their entire investment if a business combination is not completed, and that the Sponsor will benefit from the completion of a business combination and may be incentivized to complete the proposed Business Combination even if it is with a less favorable target company or on less favorable terms to stockholders rather than liquidate PTIC. Private & Confidential 51 Risk Factors

Risks Related to PTIC and the Business Combination (Cont’d) • The ability to successfully effect the Business Combination and to be successful thereafter will be totally dependent upon the efforts of key personnel, some of whom may be from PTIC and the Company, and some of whom may join the Post - Combination Company following the initial Business Combination. The loss of key personnel or the hiring of ineffective personnel alter the Business Combination could negatively impact the operations and profitability of the post - combination business. • PTIC and the Company expect to incur significant transaction costs in connection with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for corporate purposes by PTIC if the Business Combination is not completed. • PTIC has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that PTIC will be unable to continue as a going concern if PTIC does not consummate an initial business combination by December 8, 2022. Unless PTIC amends its amended and restated certificate of incorporation and amends certain other agreements into which it has entered to extend the life of PTIC, if PTIC is unable to effect an initial business combination by December 8, 2022, it will be forced to liquidate and the PTIC warrants will expire worthless. • If third parties bring claims against PTIC, the proceeds held in the trust account could be reduced and the per - share redemption amount received by PTIC’s stockholders may be less than $10.00 per share. • As a private company, the Company has not been required to document and test its internal controls over financial reporting, nor has management been required to certify the effectiveness of its internal controls, and its auditors have not been required to opine on the effectiveness of its internal control over financial reporting. As such, the Post - Combination Company may identify material weaknesses in its internal control over financial reporting which could lead to errors in the Post - Combination Company’s financial reporting, which could adversely affect the Post - Combination Company’s business and the market price of the Post - Combination Company’s securities. • PTIC may, in accordance with their terms, redeem unexpired PTIC warrants prior to their exercise at a time that is disadvantageous to holders of PTIC warrants. • To the extent permitted by applicable law, PTIC’s founders, directors, officers, advisors and their affiliates may elect to purchase PTIC shares of Class A common stock or PTIC warrants from public securityholders, which may influence the vote on the Business Combination and reduce the public “float” of PTIC’s shares of Class A common stock. • Even if PTIC consummates the Business Combination, there can be no assurance that PTIC’s public warrants will be in the money during their exercise period, and they may expire worthless. • The ability of PTIC’s stockholders to exercise redemption rights with respect to a large number of outstanding PTIC’s shares of Class A common stock could increase the probability that the Business Combination would be unsuccessful. • PTIC is not required to obtain an opinion from an independent accounting or investment banking firm, and consequently, PTIC’s stockholders may have no assurance from an independent source that the price PTIC is paying for the business is fair to PTIC’s stockholders from a financial point of view. The PTIC board of directors has not obtained (as of the date of this presentation) a third - party valuation or financial opinion in determining whether to proceed with the Business Combination, and may not obtain such a valuation or opinion. • The Company’s operating and financial forecasts, which were presented to the PTIC board of directors may not prove accurate. • The Business Combination is subject to conditions including certain conditions that may not be satisfied on a timely basis, if at all. • Past performance by PTIC, including its management team and affiliates, may not be indicative of future performance of an investment in PTIC or the Post - Combination Company. Private & Confidential 52 Risk Factors